UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 14, 2012

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6880	41-0255900
(Commission file number)	(IRS Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, the Compensation and Human Resources Committee of the Board of Directors of U.S. Bancorp adopted a new form of performance restricted stock unit award agreement and a new form of non-qualified stock option agreement that will be used for future grants to executive officers of performance restricted stock units (“RSUs”) and non-qualified stock options, respectively. These award agreements revise the award forfeiture provisions in the award agreements previously used. The forfeiture provisions continue to provide that all or part of an executive officer’s unvested equity award may be cancelled if the executive officer demonstrates, in the year of grant, an inadequate sensitivity to the inherent risks of his or her business line or functional area which results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on U.S. Bancorp or the relevant business line or functional area. These provisions have been modified to provide that the unvested portion of awards under the agreements may also be subject to forfeiture in the event of unacceptable risk-related behavior when that behavior occurs in a year other than the grant year, if the unvested portion of the award granted in the year corresponding with the behavior is not adequate to satisfy the value that U.S. Bancorp’s Incentive Review Committee determines to be subject to forfeiture.

In addition, the new form of performance restricted stock unit award agreement revises the limits on the performance-based upward and downward adjustments that may be made to the number of units subject to these awards. Each award of RSUs is for a target number of units, which is subject to upward or downward adjustment depending on (i) the amount by which the return on equity (“ROE”) achieved by U.S. Bancorp during the fiscal year (the “ROE Result”) is greater or less than a predetermined ROE target, and (ii) the percentile rank of U.S. Bancorp’s ROE Result relative to the ROE achieved by its designated peer group companies during the fiscal year. In the new form of agreement, the final number of units may be adjusted within a range of zero to 125% of target, rather than the range of 25% to 150% of target provided in the award agreements previously used.

The new agreements also include certain other technical changes to the award agreements previously used.

All awards of performance restricted stock units and non-qualified stock options are made pursuant to the shareholder-approved U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan, which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 20, 2010. The new forms of performance restricted stock unit award agreement and non-qualified stock option agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The description in this Current Report on Form 8-K of the new forms of agreement is qualified in its entirety by reference to the attached exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Performance Restricted Stock Unit Award Agreement for Executive Officers (as approved November 14, 2012) under U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement for Executive Officers (as approved November 14, 2012) under U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ Lee R. Mitau
Lee R. Mitau Executive Vice President, General Counsel and Corporate Secretary

Date: November 19, 2012

3